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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  July 10, 1997


                           JANEX INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

          Colorado                      33-8433-D                 84-1034251
(State or other jurisdiction    (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)

       21700 Oxnard Street, Ste. 1610, Woodland Hills, California 91367
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (818) 593-6777

Exhibit Index Page: None                                            Page 1 of 3
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Item 5. Other Events.

     See the following press release, dated July 16, 1997, announcing the delisting of the Company's securities from The Nasdaq Stock Market:

FOR IMMEDIATE RELEASE
July 16, 1997

                           JANEX INTERNATIONAL, INC.
                           -------------------------
                        DELISTING OF SHARES FROM NASDAQ
                        -------------------------------
                            RESIGNATION OF DIRECTOR
                            -----------------------

Woodland Hills, Calif., July 16, 1997 -- Sheldon F. Morick, CEO of Janex International, Inc., a Woodland Hills based manufacturer of products for children, announced today that The Nasdaq Stock Market, Inc. had informed the Company today that its securities would be deleted from The Nasdaq Stock Market effective with the close of business on July 16, 1997, as a consequence of the Company's failure to meet the minimum capital and surplus requirements for continued listing. Mr. Morick stated that the Company had considered numerous offers and plans from various parties in an effort to avoid the delisting. However, in the end none of the transactions was sufficiently definitive to enable the Company to convince the NASD that a proposed transaction could be accomplished within a reasonable period of time. Subject to certain conditions, the Company's securities may be immediately eligible to trade on the OTC Bulletin Board.

The Company also announced that Renee White Fraser resigned as a director of the Company and its subsidiaries, on July 10, 1997, for personal reasons.

Item 6. Resignation of Registrant's Directors.

     Effective July 10, 1997, for personal reasons, Renee White Fraser resigned as a director of the Company and each of its subsidiaries.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 1997

                                       JANEX INTERNATIONAL, INC.
                                       -------------------------
                                            (Registrant)


                                       By:  /s/ Sheldon F. Morick
                                          -----------------------
                                             SHELDON F. MORICK,
                                             Chief Executive Officer

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